UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2019

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	New York Stock Exchange
5.75% Notes due 2023	NMFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2019, the board of directors of New Mountain Finance Corporation (“NMFC” or “the Company”) appointed Daniel B. Hébert as a Class III director with a term that expires at the Company’s 2020 annual meeting of stockholders.  Additionally, Mr. Hébert was appointed to the Company’s audit committee, valuation committee, compensation committee and nominating and corporate governance committee.  Mr. Hébert was previously a member of the Company’s board of directors from August 2011 until March 2012.

Since May 2017, Mr. Hébert has been the Co-Founder and Chief Operating Officer of Bernstein Equity Partners LLC, an investment banking firm.  From October 2013 until April 2017, Mr. Hébert was a Managing Director at Sandler & O’Neill, an investment banking firm.  He served as a Partner and Managing Director at North Sea Partners LLC, an investment banking firm, from 2011 until September 2013.

Mr. Hébert fills the vacant board seat due to the unfortunate and untimely death of Mr. Kurt Wolfgruber, who skillfully served on the Company’s board of directors and was the Company’s audit committee chairman from November 2010 until his passing in June of 2019.  Mr. Wolfgruber’s counsel and service to the Company as well as the strong relationships he fostered with the members of management and others at New Mountain were invaluable and will be missed.

Mr. Hébert is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Therefore, the Company’s board of directors now consists of a majority of non-interested persons, which requirement was suspended for 90 days from June 17, 2019, in accordance with Section 56(b) of the 1940 Act, due to the untimely death of Mr. Wolfgruber.

Mr. Hébert (i) was not appointed to the Company’s board of directors pursuant to any arrangement or understanding with any other person; (ii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment to the Company’s board of directors.

In addition, NMFC’s board of directors announced that it is currently seeking to identify an additional independent director to join its board by the end of the year. As always, the Company is actively considering diversity among its board as a top priority.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: September 17, 2019	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary

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